SOLVENTUM 2024 LONG-TERM INCENTIVE PLAN PERFORMANCE SHARE UNIT AGREEMENT Pursuant to the Solventum 2024 Long-Term Incentive Plan (as amended from time to time, the “Plan”), Solventum Corporation (the “Company”) granted to the participant listed below (“Participant”) the performance shares described below (the “Performance Shares”). The Performance Shares are subject to the terms and conditions set forth in this Performance Share Units Agreement, the vesting provisions set forth in Appendix A hereto (the “Vesting Appendix”), any additional terms and conditions for Participant’s country set forth in Appendix B hereto (the “Global Appendix”) and the Plan. This Performance Share Units Agreement, the Vesting Appendix and the Global Appendix are referred to, collectively, as this “Agreement.” The Plan, the Vesting Appendix and the Global Appendix are incorporated into this Performance Share Units Agreement by reference. Participant: Grant Date: Target Number of Performance Shares: Performance Period: January 1, 2025 through December 31, 2027 (the “Performance Period”) Vesting Schedule: Subject to the terms and conditions of this Agreement and the Plan, the Performance Shares shall vest as set forth in the Vesting Appendix hereto. Except as provided in Sections 1.3 and 1.5 of this Performance Share Units Agreement, in the Vesting Appendix, the Global Appendix, or as otherwise provided by the Administrator, in no event shall the Performance Shares vest following Participant’s Termination of Service. ELECTRONIC ACCEPTANCE OF AWARD: By clicking on the “ACCEPT” box on the “Grant Terms and Agreement” page, you agree to be bound by the terms and conditions of this Agreement and the Plan. You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Performance Shares pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Performance Shares.

2 ARTICLE I. AWARD; VESTING; FORFEITURE AND SETTLEMENT 1.1 Performance Shares and Dividend Equivalents. (a) This Award is expressed in terms of a Target Number of Performance Shares as set forth above (the “Target Number of Performance Shares”). The actual number of Performance Shares that may be earned will depend on Participant’s continued service with the Company or any Subsidiary and the extent to which the performance goals established for the Award are achieved. Each Performance Share earned represents the right to receive one Share on the terms, and subject to the conditions, set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the Performance Shares have vested. (b) The Company hereby grants to Participant, with respect to each Performance Share, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable Performance Share is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid. 1.2 Vesting; Forfeiture. (a) The Performance Shares will vest according to the vesting schedule set forth in the Vesting Appendix (the “Vesting Schedule”). Except as otherwise provided by the Administrator (or its delegate) or as provided for in the Plan or this Agreement with respect to Participant’s Termination of Service prior to the last day of the Performance Period by reason of Participant’s Retirement, death or Disability, the Performance Shares will immediately and automatically be cancelled and forfeited as to any portion that is not vested as of Participant’s Termination of Service to the extent such Termination of Service occurs prior to the last day of the Performance Period. For the avoidance of doubt, except as set forth in Sections 1.3 and 1.5 of this Agreement or as provided by the Company under a formal, written severance plan or agreement, if Participant's Termination of Service occurs prior to the last day of the Performance Period, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the end of the Performance Period during which Participant was providing services, nor will Participant be entitled to any compensation for lost vesting. In addition, the Performance Shares will immediately and automatically be cancelled and forfeited (including any portion that is then vested) upon the execution of a written determination by the Administrator or an authorized representative of the Company that Participant engaged in an act of Misconduct (whether the execution of such written determination occurs before or after Participant’s Termination of Service). (b) Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the Performance Share with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates. 1.3 Special Vesting Provisions. Notwithstanding anything to the contrary in Section 1.2 or the Vesting Schedule, the Performance Shares shall continue to vest, or vest on an accelerated basis, in the event of Participant’s Termination of Service prior to the last day of the Performance Period under the following circumstances:

3 (a) If Participant’s Termination of Service occurs prior to the last day of the Performance Period by reason of Participant’s Retirement, the Performance Shares shall remain eligible to vest in accordance with the Vesting Schedule as if Participant had not incurred a Termination of Service, subject to accelerated vesting pursuant to clause (c) of this Section 1.3; provided, however, that the Target Number of Performance Shares shall be adjusted, effective as of Participant’s Termination of Service, so that the Target Number of Performance Shares shall be adjusted to equal the product of (A) the Target Number of Performance Shares, as in effect immediately prior to Participant’s Termination of Service, and (B) a fraction, the numerator of which equals the number of consecutive three-month periods Participant provided services to the Company or any Subsidiary during the first twelve months of the Performance Period and the denominator of which equals four. Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in Participant’s jurisdiction that likely would result in the favorable Retirement treatment that otherwise would apply to the Performance Shares pursuant to this Section 1.3(a) being deemed unlawful and/or discriminatory, then the Company will not apply this favorable Retirement treatment at the time of Participant’s Termination of Service and the Performance Shares will be treated as they would under the rules that otherwise would have applied if Participant’s Termination of Service did not qualify as a Retirement. (b) If Participant’s Termination of Service occurs by reason of Disability prior to the last day of the Performance Period, the Performance Shares shall remain eligible to vest in accordance with the Vesting Schedule as if Participant had not incurred a Termination of Service, subject to accelerated vesting pursuant to clause (c) of this Section 1.3. (c) If Participant’s Termination of Service occurs by reason of death or Participant dies following the date of Participant’s Termination of Service by reason of Retirement or Disability, in each case prior to the last day of the Performance Period, Participant shall vest in a number of Performance Shares equal to the lesser of (i) the Target Number of Performance Shares, or (ii) such other number of Performance Shares determined by the Administrator, in its discretion. For purposes of this Article I, the term “Disability” shall have the meaning given to such term in U.S. Treasury Regulation section 1.409A-3(i)(4). 1.4 Settlement. (a) Except as provided in Section 1.4(c), all of Participant’s Performance Shares which are then vested will be paid in Shares, and any related Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash, in each case, during the thirty (30)-day period beginning with the earliest to occur of the following events: (i) the Certification Date (as defined in the Vesting Appendix) (provided that in no event will Shares be issued in settlement of Participant’s Performance Shares pursuant to this clause (i) later than March 15 of the calendar year immediately following the completion of the Performance Period); (ii) the date of Participant’s death; or (iii) the date of Participant’s Qualifying Termination (as defined in the Solventum Executive Change in Control Severance Plan, as may be amended and/or restated from time

4 to time (the “CIC Severance Plan”)) (provided that, if Participant is or will be eligible for Retirement at any time during the Performance Period, such Termination of Service must constitute a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and U.S. Treasury Regulation Section 1.409A-1(h)). Notwithstanding anything to the contrary in this Agreement or the Plan, no Performance Shares or Dividend Equivalents shall be distributed to Participant pursuant to this Section 1.4(a)(iii) during the six-month period following Participant’s separation from service if the Company determines that distributing such Performance Shares and Dividend Equivalents at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the distribution of any of Participant’s Performance Shares and Dividend Equivalents is delayed as a result of the previous sentence, then such Performance Shares and Dividend Equivalents (including any Dividend Equivalent Account balance) shall be paid to Participant during the thirty (30)-day period beginning on the first business day following the end of such six-month period (or such earlier date upon which such Performance Shares and Dividend Equivalents can be distributed under Section 409A without resulting in a prohibited distribution, including as a result of Participant’s death). (b) Reserved. (c) If permitted by the Company and provided Participant makes a valid deferral election within the time period specified by the Company in the deferral election form, then Participant may elect to change the timing of receipt of the Shares otherwise distributable under Section 1.4(a). Any such deferral election must comply with the requirements of Section 409A of the Code and the applicable Treasury Regulations or other guidance issued thereunder as well as any Plan rules on deferrals and must be made on a form approved by the Company. To the extent made, any such deferral election will be incorporated herein by this reference. (d) Notwithstanding any provisions of this Agreement or the Plan to the contrary, the time of distribution of the Performance Shares and the Dividend Equivalents under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A and the applicable Treasury Regulations promulgated thereunder. 1.5 Effect of Change in Control. Notwithstanding anything to the contrary in the Vesting Schedule or Sections 1.2 and 1.3, in the event Participant experiences a Qualifying Termination (as defined in the CIC Severance Plan) prior to the last day of the Performance Period and subject to the Participant’s compliance with the terms and conditions set forth in Section 6 of the CIC Severance Plan, Participant shall immediately vest, as of the date of such Qualifying Termination, in the full Target Number of Performance Shares. ARTICLE II. TAXATION AND TAX WITHHOLDING 2.1 Responsibility for Taxes. (a) Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further

5 acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including, but not limited to, the grant or vesting of the Performance Shares or any related Dividend Equivalents, the subsequent sale of Shares acquired upon vesting, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to assist the Company and/or the Employer in satisfying any applicable withholding obligations for Tax-Related Items. In this regard, the Company and/or the Employer, or their respective agents, at their discretion, may satisfy, or allow Participant to satisfy, their withholding obligation, if any, with regard to all Tax-Related Items by any of the following, or a combination thereof: (i) By cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted; (ii) Delivery (including telephonically to the extent permitted by the Company) of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon settlement of the Performance Shares, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the withholding obligation for Tax-Related Items; provided that such amount is paid to the Company at such time as may be required by the Company; (iii) To the extent permitted by the Administrator, surrendering Shares then issuable upon settlement of the Performance Shares valued at their Fair Market Value on such date; or (iv) By the deduction of such amount from salary or other compensation payable to Participant. (c) The Company and/or the Employer has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment of any withholding obligation for Tax- Related Items as Participant’s election to satisfy all or any portion of the Tax-Related Items pursuant to Section 2.1(b)(iii) or (iv) above, or a combination of such sections. (d) The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash through the Employer’s normal payroll processes (with no entitlement to the equivalent in Common Stock) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by surrendering Shares, solely for tax purposes and not intended to modify or restrict in any way Section 4.2 of the Plan, Participant is deemed to have been issued the full number of Shares subject to the vested Performance

6 Share, notwithstanding that a number of Shares are surrendered for the purpose of paying the Tax- Related Items. (e) Participant understands and agrees that certain withholding obligations for Tax- Related Items may arise prior to any issuance of Shares or payment of cash under Section 1.4 if the Performance Shares are at any time not subject to a substantial risk of forfeiture for purposes of Section 83 of the Code (or similar rules under non-U.S. legislation or case law) prior to such date. If Shares are issued or cash paid on an accelerated basis to satisfy the U.S. Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code (the “FICA Tax”) or comparable non- U.S. tax liabilities as provided in this Section 2.1(e) as a result of the lapse of the substantial risk of forfeiture for purposes of Section 83 of the Code (or similar rules under non-U.S. legislation or case law) prior to the issuance of Shares or payment of cash under Section 1.4, then Participant may have income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable non-U.S. federal tax laws, or applicable U.S. or non-U.S. state or local tax laws (together with the FICA Tax, the “FICA-Related Taxes”). Participant’s FICA-Related Taxes shall be satisfied by the deduction of such amount from other compensation payable to Participant. To the extent the other compensation payable to Participant is determined by the Company to be insufficient to satisfy Participant’s FICA-Related Taxes, Participant’s acceptance of the Performance Shares hereunder constitutes Participant’s instruction and authorization to the Company to satisfy the FICA- Related Taxes through the accelerated issuance and withholding of Shares otherwise issuable pursuant to the Performance Shares having a then-current Fair Market Value not exceeding the amount necessary to satisfy the FICA-Related Taxes of the Company and its Subsidiaries based on the applicable statutory withholding rates. (f) Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to honor the vesting of the Performance Shares and/or refuse to issue or deliver the Shares or the proceeds from the sale of the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items. ARTICLE III. OTHER PROVISIONS 3.1 Nature of Grant. By accepting the Performance Shares, Participant understands, acknowledges, and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms; (b) the Plan is operated and the Performance Shares are granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights Participant may have under this Agreement may be raised only against the Company but not any Subsidiary (including, but not limited to, the Employer); (c) no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Participant under this Agreement;

7 (d) the grant of the Performance Shares is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted in the past; (e) all decisions with respect to future Performance Shares (as defined in the Plan) or other grants, if any, will be at the sole discretion of the Administrator; (f) the Performance Share grant and participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, or any other Subsidiary and shall not interfere with the ability of the Company, the Employer or any other Subsidiary, as applicable, to terminate Participant’s employment or service relationship (if any) at any time with or without cause; (g) Participant is voluntarily participating in the Plan; (h) the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; (i) the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits, welfare benefits or other similar payments; (j) the future value of the Shares underlying the Performance Shares is unknown, indeterminable and cannot be predicted with certainty; (k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and/or any forfeiture of the Performance Shares or the recoupment of any financial gain resulting from the Performance Shares as described in Section 3.19 below; (l) for purposes of the Performance Shares, Termination of Service will be deemed to have occurred as of the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Performance Shares, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Performance Shares (including whether Participant may still be considered to be providing services while on a leave of absence);

8 (m) unless otherwise agreed with the Company, the Performance Shares and the Shares underlying the Performance Shares, and the income from and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of a Subsidiary; (n) unless otherwise provided in the Plan or by the Administrator, the Performance Shares and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Shares or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; (o) the following provision shall not apply to Employees in the State of California: In consideration of the grant of the Performance Shares, and to the extent permitted by applicable law, Participant agrees not to institute any claim against the Company, the Employer or any other Subsidiary, to waive Participant’s ability, if any, to bring such claim, and release the Company, the Employer and any other Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and (p) the following provisions apply if Participant is providing services outside the United States: (i) the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and (ii) neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance Shares or any amounts due to Participant pursuant to the vesting of the Performance Shares or the subsequent sale of any Shares acquired upon such vesting. 3.2 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to his or her Award(s). 3.3 Transferability. The Performance Shares are not transferable, except by will or the laws of descent and distribution or as permitted by the Administrator in accordance with the terms of the Plan. 3.4 Adjustments. Participant acknowledges that the Performance Shares, the Shares subject to the Performance Shares, and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

9 3.5 Defined Terms; Titles. Capitalized terms not defined in this Agreement have the meanings given to them in the Plan. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. 3.6 Conformity to Applicable Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. 3.7 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the transfer provisions set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. 3.8 Entire Agreement and Imposition of Other Terms. The Plan, this Agreement (including all exhibits and appendices hereto) and any valid deferral election made pursuant to Section 1.4(c) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Nonetheless, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. 3.9 Severability. In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement. 3.10 Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other person. 3.11 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates a contractual arrangement between the Company and Participant only and shall not be construed as creating a trust for the benefit of Participant. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Shares and Dividend Equivalents, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Performance Shares and Dividend Equivalents, as and when settled pursuant to the terms hereof. 3.12 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. 3.13 Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to

10 understand the terms and conditions of this Agreement. Furthermore, if Participant receives this Agreement or any other document relating to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Laws. 3.14 Foreign Asset/Account and Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including upon settlement of Dividend Equivalents, from dividends received or the proceeds arising from the sale of Shares) derived from participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The Applicable Laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s country through a designated broker or bank and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on these matters. 3.15 Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to, directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of Shares or rights to Shares during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Participant before possessing inside information. Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters. 3.16 Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. For purposes of Section 409A, each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment. 3.17 Appendices. Notwithstanding any provisions in this Performance Share Units Agreement, the Performance Shares and Dividend Equivalents shall be subject to any additional terms and conditions set forth in the Vesting Appendix and the Global Appendix. Specifically, in the event Participant resides or relocates to one of the countries included in the Global Appendix, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Vesting Appendix and the Global Appendix constitute a part of this Performance Share Units Agreement.

11 3.18 Governing Law and Venue. This Agreement and the Performance Shares and the Dividend Equivalents will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding the choice-of-law principles of the State of Delaware and any other state requiring the application of a jurisdiction’s laws other than the State of Delaware. For purposes of litigating any dispute concerning the grant of the Performance Shares, the Dividend Equivalents or this Agreement, Participant consents to the exclusive jurisdiction of the State of Minnesota and agrees that such litigation shall be conducted exclusively in the courts of Ramsey County, Minnesota, or the federal courts for the United States for the District of Minnesota, where this grant is made and/or to be performed. 3.19 Recoupment. All Performance Shares, whether unvested or vested, any Shares issued pursuant to the Performance Shares, and proceeds from the sale of such Shares shall be subject to the Company’s Recoupment Policy, as amended from time to time (the “Recoupment Policy”). As such, any Performance Shares granted to Participant, any Shares acquired pursuant to such Performance Shares, and any proceeds from the sale of such Shares, shall be subject to deduction, clawback or forfeiture as provided under the Recoupment Policy (to the extent Participant is subject to the Recoupment Policy) or as otherwise required to comply with Applicable Laws. In order to satisfy any recoupment or clawback obligation arising under the Recoupment Policy or otherwise under Applicable Laws, among other things, Participant expressly and explicitly authorizes the Company to issue instructions, on Participant’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares or other amounts acquired pursuant to the Performance Shares to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy or compliance with Applicable Law. * * * * *

APPENDIX A (“VESTING APPENDIX”) TO PERFORMANCE SHARE UNIT AGREEMENT

APPENDIX B (“GLOBAL APPENDIX”) TO PERFORMANCE SHARE UNIT AGREEMENT Certain capitalized terms used but not defined in this Global Appendix have the meanings set forth in the Performance Share Units Agreement (the “Agreement”) or, if not defined therein, the Plan. Terms and Conditions This Global Appendix includes additional terms and conditions that govern the Performance Shares granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall determine, in its sole discretion, to what extent the terms and conditions contained herein shall apply to Participant. Notifications This Global Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Global Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may become out of date in the future. In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. Finally, if Participant is a citizen or resident of a country other than the one in which Participant resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Grant Date, the information contained herein may not be applicable to Participant. DATA PRIVACY PROVISIONS APPLICABLE TO PARTICIPANTS IN THE EEA+ Participants in the European Union/European Economic Area/Switzerland/United Kingdom (collectively, the “EEA+”) should refer to the Data Privacy Notice and Declaration of Consent which is available to Participants online through the Company’s Fidelity platform, and which must be acknowledged and accepted as a condition of accepting this Agreement. DATA PRIVACY PROVISIONS APPLICABLE TO PARTICIPANTS OUTSIDE THE EEA+ Participant consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Agreement and any other Performance Share grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries for the purpose of implementing, administering and managing Participant's participation in the Plan.

B-2 Participant understands that the Company and the Employer hold certain personal information about Participant, including, but not limited to, Participant's name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, work location, service entry date, leave or disability status, basis for Termination of Service, date of death, any shares of stock or directorships held in the Company, and details of all stock options, Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Data”), for the purpose of implementing, administering and managing Participant's participation in the Plan. Participant understands that Data will be transferred to Fidelity Investments and certain of its affiliates ("Fidelity"), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant's country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant's local human resources representative. Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant's local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant's consent, Participant's employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant's consent is that the Company may not be able to grant Performance Shares or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant's consent may affect Participant's ability to participate in the Plan. For more information on the consequences of Participant's refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant's local human resources representative. Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable and upon request of the Company or the Employer, Participant agrees to provide a separate executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

B-3 BELGIUM Notifications Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account held outside of Belgium on their annual tax return. The first time Participant reports such an account on Participant’s annual income tax return, Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened). The forms to complete the report are available on the National Bank of Belgium website. Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax. Annual Securities Account Tax Information. A “securities account tax” imposes an annual tax on the value of qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total average value of securities Participant holds in such an account exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations may apply, depending on whether the securities account is held with a Belgian or foreign financial institution. Participant should consult his or her personal tax advisor for more information regarding his or her annual securities accounts tax payment obligations. CANADA Terms and Conditions Settlement. The following provision supplements Section 1.4 of the Agreement: Notwithstanding any discretion in the Plan or anything to the contrary in this Agreement, the Performance Shars shall be settled only in Shares. This provision is without prejudice to the application of Section 2.1 of the Agreement. No Obligation to Make Payment. This provision replaces Section 3.1(c) of the Agreement: Except as explicitly and minimally required under applicable legislation, no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Participant under this Agreement; Exclusion from Compensation or Salary. This provision replaces Section 3.1(i) of the Agreement: Except as explicitly and minimally required under applicable legislation, the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits, welfare benefits or other similar payments; No Compensation for Forfeiture. This provision replaces Section 3.1(k) of the Agreement:

B-4 Except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and/or any forfeiture of the Performance Shares or the recoupment of any financial gain resulting from the Performance Shares as described in Section 3.19 below; Termination of Service. The following provision replaces Subsection 3.1(l) of the Agreement. (j) for purposes of the Performance Shares, and except as provided herein, Termination of Service will be deemed to have occurred (regardless of the reason for such termination and whether or not the termination is later found to be invalid, unlawful or in breach of Applicable Laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment or service agreement, if any), and Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Performance Shares pursuant to this Agreement will be measured, as of the date Participant is no longer actually providing services to the Company or any Subsidiary (the “Termination Date”). Unless otherwise expressly required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the Termination Date, nor will Participant be entitled to any compensation for lost vesting or other participation. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires entitlement to vesting or other participation during a statutory notice period, Participant acknowledges that his or her right to vest in the Performance Shares under the Plan or otherwise benefit from the Performance Shares, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting or other participation if the vesting date falls after the end of his or her statutory notice period nor will Participant be entitled to any compensation for lost vesting or other participation. For further clarity, any reference to Participant's Termination of Service or a termination date under this Agreement or the Plan will be interpreted to mean the Termination Date. Data Privacy. This provision supplements the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above: If Participant is a resident of Quebec, Participant authorizes the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel (professional or not), involved in the administration and operation of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss Participant's participation in the Plan with their advisors. Participant also authorizes the Company and the Employer to record such information and to keep such information in Participant's employee file. Participant acknowledges that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Participant also acknowledges that the Company, the Employer, any other Subsidiary and Fidelity may use technology for profiling purposes

B-5 and to make automated decisions that may have an impact on Participant or the administration of the Plan. Notifications Foreign Asset/Account Reporting Information. Canadian residents are required to report their foreign specified property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds a certain threshold at any time in the year. Foreign specified property includes Shares acquired under the Plan and may include the Performance Shares. The Performance Shares must be reported -- generally at nil cost -- if the cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements. Securities Law Information. Participant is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange). CHINA The following provisions apply only if Participant is subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion: Terms and Conditions Mandatory Sale of Shares. Due to local regulatory requirements, Participant agrees that the Company may force the sale of any Shares to be issued to Participant upon settlement of the Performance Shares. The sale may occur (i) immediately upon settlement, (ii) following Participant's Termination of Service, (iii) following the transfer to another Subsidiary outside China, or (iv) within any other timeframe the Company determines to be necessary or advisable to comply with local regulatory requirements. Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant's behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Responsibility for Taxes. Notwithstanding Section 2.1(c) of the Agreement, if Participant fails to provide timely payment of any Tax-Related Items, such failure shall be viewed as Participant's express authorization (without further action on Participant's part) for the Company and/or the Employer to satisfy all or any portion of any withholding obligation for Tax-Related Items pursuant to Section 2.1(b)(ii) of the Agreement or, if such withholding method is deemed to be not in accordance with Applicable Laws, pursuant to Section 2.1(b)(iv) of the Agreement.

B-6 Repatriation of Sale Proceeds and Dividends. Any Shares that Participant acquires from vesting in the Performance Shares (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant’s account in Participant’s trust or other account established under the Plan. Participant understands that these Shares must remain in such Participant’s trust or other account until such time as Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to the Approved Account described below the proceeds from the sale of Shares that Participant acquires from vesting in the Performance Shares (including any Shares subject to forced sale as described above). Participant also understands and agrees that this repatriation requirement also applies to any dividends that are paid on such Shares and the Dividend Equivalents paid with respect to the Performance Shares, which must be repatriated to China at the time and in the manner established by the Company. Participant further agrees that such proceeds and dividends must be transferred directly from the participant trust or other account established under the Plan to the dedicated foreign exchange account established by the Company or a Subsidiary in China and approved by SAFE or its local counterpart under applicable exchange control rules (the “Approved Account”) before such proceeds and dividends can be remitted to Participant. Participant further agrees not to instruct or cause the Administrator to transfer such cash proceeds and dividends to any person, broker or entity other than the Approved Account. Participant further agrees to cooperate with and comply with any other requests made by the Company, the Employer or the Administrator in the future in order to facilitate compliance with the exchange control requirements in China. Participant undertakes to reimburse the Company and its Subsidiaries for any penalties or other charges that they may incur resulting from any failure by Participant to ensure compliance with the requirements set forth in this paragraph. Participant understands that, due to exchange control requirements in China, the funds held on Participant's behalf in the Approved Account may be converted from U.S. dollars into local currency only once per calendar quarter, and that these funds may not be remitted to Participant until this conversion occurs. Finally, Participant understands and agrees that neither the Company nor the Employer assumes any liability for any fluctuations in the U.S. dollar exchange rate between the time that Participant acquires Shares upon the vesting of the Performance Shares, the time that dividends or Dividend Equivalents are received with respect to such Shares or Performance Shares, or the time Participant sells Shares acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, and the time Participant receives the cash proceeds in China through the Approved Account. Additional Restrictions. The Performance Shares will not vest and the Shares subject to vested Performance Shares will not be settled unless the Company determines that such vesting and the settlement of Shares complies with all relevant provisions of law. Further, the Company is under no obligation to allow vesting of the Performance Shares and/or issue Shares upon settlement of the Performance Shares if the Company has not obtained SAFE approval or the Company’s SAFE approval becomes invalid or ceases to be in effect by the time Participant vests in the Performance Shares. FRANCE Terms and Conditions Consent to Receive Information in English. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

B-7 En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause. Notifications Foreign Asset/Account Reporting Information. If Participant is a French resident and holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing Participant’s annual tax return. Tax Information. The Performance Shares are not intended to qualify for special tax or social security treatment in France. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of a certain threshold must be reported to the German Federal Bank (Bundesbank). If Participant makes or receives a payment in excess of this amount (including if Participant acquires Shares under the Plan or receives dividends with a value in excess of this amount or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells Shares with a value in excess of this amount to cover Tax-Related Items, Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank. Such reports must be filed by accessing the electronic General Statistics Reporting Portal (“Allgemeines Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method (e.g., email or telephone) as permitted or required by the Bundesbank. The report must be submitted monthly or within such time as permitted or required by the Bundesbank. It is Participant’s responsibility to comply with this reporting obligation and Participant should consult with his or her personal legal advisor in this regard. Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, he or she will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained only if (i) the value of the Shares acquired exceeds a certain threshold and Participant owns 1% or more of the Company, or (ii) Participant holds Shares exceeding 10% of the total Stock. ITALY Terms and Conditions Plan Document Acknowledgment. By accepting the grant of these Performance Shares, Participant acknowledges that Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Participant further acknowledges that Participant has read and expressly approves the following sections of the Agreement: “Responsibility for Taxes”; “Nature of Grant”; “Governing Law and Venue;” “Recoupment,” and the Data Privacy Notice and Declaration of Consent available to Participants online through the Company’s Fidelity platform.

B-8 Notifications Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares or Performance Shares) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad. Participant should consult a personal legal advisor to ensure compliance with applicable reporting requirements. Foreign Asset Tax Information. The value of the financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year. SINGAPORE Terms and Conditions Restriction on Sale of Shares. The Performance Shares are subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and Participant will not be able to make any subsequent offer to sell or sale of the Shares in Singapore, unless such offer or sale is made (i) after six (6) months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to and in accordance with the conditions of, any applicable provisions of the SFA. Notifications Securities Law Notice. The offer of the Plan, the grant of the Performance Shares, and the issuance of the underlying Shares at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Director Notification. If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Performance Shares or Shares) in the Company. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares (including when Participant sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of Participant's interests in the Company within two days of becoming a director, associate director or shadow director. SWITZERLAND Notifications Securities Law Information. Neither this document nor any materials relating to the Shares (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee, and (iii) has been or will be filed with, approved or supervised by any

B-9 Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)). UNITED ARAB EMIRATES Terms and Conditions Securities Law Information. The Performance Shares are granted under the Plan only to select Employees and are in the nature of providing employee equity incentives in the United Arab Emirates ("UAE"). The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan and the Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Agreement nor taken steps to verify the information set out herein, and has no responsibility for such documents. UNITED KINGDOM Terms and Conditions Responsibility for Taxes. The following provision supplements Section 2.1 (Responsibility for Taxes) of the Agreement. Without limitation to Section 2.1 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant's behalf. Notwithstanding the foregoing, if Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self- assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 2.1 of the Agreement.